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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made a part of this registration statement.

                                       /s/ ARTHUR ANDERSEN & CO.

Detroit, Michigan
March 8, 1994